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                                                                    Exhibit 99.1

                                  July 25, 1997

Board of Directors
Northway Financial, Inc.
9 Main Street
Berlin, New Hampshire 03570

         Re:      Consent to Serve as a Director

Dear Sirs:

        The undersigned hereby consents to serve as a director of Northway Financial, Inc., as described in the Registration Statement on Form S-4 of Northway Financial, Inc., to which this consent is appended as an exhibit.

Sincerely,

/s/  William J. Woodward                /s/  Barry J. Kelley
    ------------------------                 ------------------------
     William J. Woodward                     Barry J. Kelley


/s/  Fletcher W. Adams                  /s/  Randall G. Labnon
     -----------------------                 ------------------------
     Fletcher W. Adams                       Randall G. Labnon


/s/  Peter H. Bornstein                 /s/  John D. Morris
     -----------------------                 ------------------------
     Peter H. Bornstein                      John D. Morris


/s/  Charles H. Clifford, Jr.           /s/  Andrew L. Morse
     -----------------------                 ------------------------
     Charles H. Clifford, Jr.                Andrew L. Morse


/s/  Arnold P. Hanson, Jr.              /s/  John H. Noyes
     -----------------------                 -----------------------
     Arnold P. Hanson, Jr.                   John H. Noyes